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                                                                    EXHIBIT 11.1


                       BAYARD DRILLING TECHNOLOGIES, INC.

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                  Nine Months Ended September 30, 1997 and 1996

                                                                    For the Three Months Ended
                                                                    --------------------------
                                                            March 31,         June 30,       September 30,
                                                          ------------      ------------     -------------
1997
----
Weighted average common and common equivalent shares:
  Common stock outstanding from beginning of period          5,850,000         5,850,000       10,432,000
  Common stock issued                                               --         4,582,000          166,667
  Common stock equivalents                                     718,043           718,043          718,043
                                                          ------------      ------------     ------------
                                                             6,568,043        11,150,043       11,316,710
                                                          ============      ============     ============
Net income (loss)                                         $    (83,526)     $     64,225     $    682,713
                                                          ============      ============     ============
Net income (loss) per common and common
  equivalent shares                                       $      (0.01)     $       0.01     $       0.06
                                                          ============      ============     ============

Weighted average shares                                                                        11,316,710
                                                                                             ============
Net income                                                                                   $    663,412
                                                                                             ============
Net income per common and common
  equivalent shares                                                                          $       0.06
                                                                                             ============

1996
----
Weighted average common and common equivalent shares:
  Common stock outstanding from beginning of period          5,850,000         5,850,000        5,850,000
  Common stock issued                                               --                --               --
  Common stock equivalents                                     718,043           718,043          718,043
                                                          ------------      ------------     ------------
                                                             6,568,043         6,568,043        6,568,043
                                                          ============      ============     ============
Net income (loss)                                         $     79,000      $    252,000     $     29,000
                                                          ============      ============     ============
Net income (loss) per common and common
  equivalent shares                                       $       0.01      $       0.04     $       0.00
                                                          ============      ============     ============

Weighted average shares                                                                         6,568,043
                                                                                             ============

Net income                                                                                   $    360,000
                                                                                             ============
Net income per common and common
   equivalent shares                                                                         $       0.05
                                                                                             ============